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                                                                    Exhibit 99.1


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                                            FOR:       TRANSPRO, INC.

                                            CONTACT:   Timothy E. Coyne
                                                       Vice President - Finance
                                                       (203) 401-6452
For Immediate Release
                                                       Morgen-Walke Associates
                                                       Investor contact: Gordon McCoun/Eric Boyriven
                                                       Media contact: Heather Fox
                                                       (212) 850-5600
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                TRANSPRO, INC. TO DISCONTINUE QUARTERLY DIVIDEND;
                               COMMENTS ON OUTLOOK

         New Haven, Connecticut, September 15, 2000 - TransPro, Inc. (NYSE: TPR) today announced that its Board of Directors elected to discontinue the Company's quarterly cash dividend.

         The quarterly dividend amounted to $0.05 per common share in each quarter of 1999 and the first two quarters of 2000. The Company expects that this action will result in $1.4 million in annual cash savings. The Company has taken this action to improve its financial liquidity, and to support strategic growth initiatives such as the air conditioning aftermarket business. Hank McHale, President and Chief Executive Officer of TransPro, commented, "We continue to experience lower demand than expected for our aftermarket products, particularly within the retail parts segment, where our major customers continue to manage their inventories downward. In addition, our OEM heavy-duty truck business is experiencing significant reductions in order demand.

         To counter these conditions we have chosen to institute more aggressive actions to reduce our inventories, which will impact our operating earnings for the balance of 2000 and what we estimate for the first half of 2001."

         Mr. McHale continued, "We expect to be approximately breakeven on a continuing operations basis during the third quarter. However, due to the Company's seasonal sales patterns in the fourth quarter, coupled with the market conditions and corrective measures we are taking, we will not meet analyst projections for the balance of the year."

         Commenting on the discontinuation of the Company's dividend, Mr. McHale concluded, "Given the conditions currently facing the Company, we must focus our efforts on managing our working capital and strengthening our balance sheet. However, while conditions may be softer in the short term, we

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TRANSPRO ANNOUNCES DISCONTINUATION OF DIVIDEND                            PAGE 2

remain confident of the longer-term viability of our business, and need to manage our resources to also capitalize on opportunities as they arise, particularly in the air conditioning aftermarket. For these reasons, the Board of Directors believes that discontinuing the dividend at this time will help lead to greater returns for our shareholders in the future."

         TransPro, Inc. is a manufacturer and supplier of heating and cooling systems and components for a variety of Aftermarket and OEM automotive, truck and industrial applications.


FORWARD-LOOKING STATEMENTS

Statements included in this news release which are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's Annual Report on Form 10-K contains certain detailed factors that could cause the Company's actual results to materially differ from forward-looking statements made by the Company. In particular, statements relating to the future financial performance of the Company are subject to business conditions and growth in the general economy and automotive and truck business, the impact of competitive products and pricing, changes in customer product mix, failure to obtain new customers or retain old customers or changes in the financial stability of customers, changes in the cost of raw materials, components or finished products and changes in interest rates.


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